Exhibit 99.1

 Venus Concept Announces Third Quarter of Fiscal Year 2024 Financial Results

TORONTO, November 13, 2024 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and nine months ended September 30, 2024.

Summary of Financial Results & Recent Progress:

•	Company continues to execute against Transformation Plan
o	Cash used in operations for the first nine months of 2024 of $7.3 million, down 40% year-over-year
•	Total revenue for the third quarter of $15.0 million, down 15% year-over-year, and below third quarter estimate of at “least $17.0 million”.
o	Third quarter operating expenses declined 10% year-over-year; limiting GAAP operating loss to 6% year-over-year, despite 15% revenue decline
o	Third quarter Adjusted EBITDA loss of $5.9 million, compared to $4.6 million last year
•
On July 29, 2024, the Company announced that it received a medical device license issued by Health Canada to market the Venus Bliss MAX system in Canada. The Venus Bliss MAX is the Company’s flagship platform that offers a comprehensive, world-class solution for all customers’ body treatment needs and is currently available in select markets globally.

•	On September 18, 2024, the Company announced that it received clearance from the Therapeutic Goods Administration (TGA) in Australia to market the Venus Bliss MAX system.
•
On September 27, 2024, the Company announced that, on September 26, 2024, the Company exchanged $15.0 million of its senior debt held by affiliates of Madryn Asset Management, LP (“Madryn”) for 203,583 shares of its Series Y preferred stock. Following this transaction, the Company had total debt obligations of approximately $34.6 million, down 25% from $46.0 million outstanding as of June 30, 2024 and down 54% from $74.9 million outstanding as of December 31, 2023.

Management Commentary:

“Third quarter revenue results were softer than the expectations we outlined during our second quarter report,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “Aesthetic capital equipment sales continue to be challenged by macroeconomic headwinds particularly in the US, as expected. However, importantly, we continue to see evidence that our efforts to reposition the business over the last eighteen months have been proving successful. We are enhancing our cash flow profile – as evidenced by the 40% reduction year-over-year in cash used in operations over the first nine months of 2024 -- and remain focused on enhancing the health of our balance sheet and the Company’s foundation to support long-term, sustainable, profitability and growth in the future.”

Third Quarter 2024 Financial Results:

	Three Months Ended September 30,
	2024	2023
	(dollars in thousands)
Revenues by region:
United States	$8,548	$11,167
International	6,459	6,449
Total revenue	$15,007	$17,616

	Three Months Ended September 30,
	2024			2023			Change
(in thousands, except percentages)	$		% of Total	$		% of Total		$	%
Revenues by product:
Venus Prime / Subscription—Systems		$2,684	17.9		$4,368	24.8	$(1,684)		(38.6)
Products—Systems		8,898	59.3		9,834	55.8	(936)		(9.5)
Products—Other		2,741	18.3		2,487	14.1	254		10.2
Services		684	4.5		927	5.3	(243)		(26.2)
Total		$15,007	100.0		$17,616	100.0	$(2,609)		(14.8)

Total revenue for the third quarter of 2024 decreased $2.6 million, or 15%, to $15.0 million, compared to the third quarter of 2023. The decrease in total revenue, by region, was driven by a 23% decrease year-over-year in United States revenue as the change in International revenue year-over-year was nominal. The decrease in total revenue, by product category, was driven primarily by a 39% decrease in lease revenue and a 10% decrease in products – systems revenue. The percentage of total systems revenue derived from the Company’s internal lease programs (Venus Prime and our legacy subscription model) was approximately 23% in the third quarter of 2024, compared to 31% in the prior year period.

Gross profit for the third quarter of 2024 decreased $2.3 million, or 19%, to $9.9 million compared to the third quarter of 2023. The decrease in gross profit is primarily due to the effects of tighter third-party lending practices which negatively impacted capital equipment sales in the U.S., and a decrease in revenue in our international markets driven by the accelerated exit from unprofitable direct markets, partially offset by an improvement in third party international distributor revenues. Gross margin was 66.1% of revenue, compared to 69.2% of revenue for the third quarter of 2023.

Operating expenses for the third quarter of 2024 decreased $1.9 million, or 10%, to $17.1 million, compared to the third quarter of 2023. The change in total operating expenses was driven by a decrease of $1.4 million, or 14%, in general and administrative expenses, a decrease of $0.3 million, or 4%, in selling and marketing expenses, and a decrease of $0.2 million, or 12%, in research and development expenses. Third quarter of 2024 general and administrative expenses included approximately $0.1 million of costs related to restructuring activities designed to improve the Company's operations and cost structure.

Operating loss for the third quarter of 2024 was $7.2 million, compared to operating loss of $6.8 million for the third quarter of 2023.

Net loss attributable to stockholders for the third quarter of 2024 was $9.3 million, or $1.28 per share, compared to net loss of $9.1 million, or $1.64 per share for the third quarter of 2023. Third quarter net loss attributable to stockholders included a pre-tax loss on debt extinguishment of $0.5 million related to the debt-to-equity exchange transaction. Adjusted EBITDA loss for the third quarter of 2024 was $5.9 million, compared to adjusted EBITDA loss of $4.6 million for the third quarter of 2023.

As of September 30, 2024, the Company had cash and cash equivalents of $4.5 million and total debt obligations of approximately $34.6 million, compared to $5.4 million and $74.9 million, respectively, as of December 31, 2023.

Fiscal Year 2024 Financial Outlook:

The Company expects total revenue for the three months ending December 31, 2024 of at least $17.0 million, representing a 6% decline year-over-year and a 13% increase quarter-over-quarter.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on November 13, 2024 to discuss the results of the quarter with a question-and-answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13749236. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at: 877-660-6853 (201-612-7415 for international callers); access code 13749236. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 10 direct markets. Venus Concept's product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Versa Pro, Venus Legacy, Venus Velocity, Venus Viva, Venus Glow, Venus Bliss, Venus Bliss MAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept's hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors, including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, but are not limited to, statements about our financial performance and metrics; the growth in demand for our systems and other products; the efficacy of the restructuring plan; the identification and efficacy of strategic alternatives to maximize shareholder value; the reduction in our cash burn; and the continued implementation of turnaround plans, including debt restructurings and financings.  These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com

Venus Concept Inc.

Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	September 30,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,489	$5,396
Accounts receivable, net of allowance of $4,133 and $7,415 as of September 30, 2024, and December 31, 2023, respectively	21,102	29,151
Inventories	18,904	23,072
Prepaid expenses	1,002	1,298
Advances to suppliers	4,508	5,604
Other current assets	1,213	1,925
Total current assets	51,218	66,446
LONG-TERM ASSETS:
Long-term receivables, net	8,865	11,318
Deferred tax assets	1,292	1,032
Severance pay funds	426	573
Property and equipment, net	1,038	1,322
Operating right-of-use assets, net	3,591	4,517
Intangible assets	5,846	8,446
Total long-term assets	21,058	27,208
TOTAL ASSETS	$72,276	$93,654
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Trade payables	$7,120	9,038
Accrued expenses and other current liabilities	10,674	12,437
Note payable	4,389	—
Current portion of long-term debt	200	4,155
Income taxes payable	663	366
Unearned interest income	1,027	1,468
Warranty accrual	1,072	1,029
Deferred revenues	915	1,076
Operating lease liabilities	1,407	1,590
Total current liabilities	27,467	31,159
LONG-TERM LIABILITIES:
Long-term debt	30,025	70,790
Accrued severance pay	464	634
Deferred tax liabilities	—	15
Unearned interest revenue	394	671
Warranty accrual	269	334
Operating lease liabilities	2,333	3,162
Other long-term liabilities	696	338
Total long-term liabilities	34,181	75,944
TOTAL LIABILITIES	61,648	107,103
Commitments and Contingencies (Note 9)
STOCKHOLDERS’ EQUITY (DEFICIT) (Note 15):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 7,255,277 and 5,529,149 issued and outstanding as of September 30, 2024, and December 31, 2023, respectively	30	30
Additional paid-in capital	311,012	247,854
Accumulated deficit	(300,934)	(261,903)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	10,108	(14,019)
Non-controlling interests	520	570
	10,628	(13,449)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$72,276	$93,654

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Leases	$2,684	$4,368	$10,732	$14,440
Products and services	12,323	13,248	38,336	43,782
	15,007	17,616	49,068	58,222
Cost of goods sold:
Leases	651	1,183	2,538	3,633
Products and services	4,435	4,248	13,113	14,485
	5,086	5,431	15,651	18,118
Gross profit	9,921	12,185	33,417	40,104
Operating expenses:
Selling and marketing	6,654	6,907	21,076	23,319
General and administrative	8,732	10,115	27,640	30,933
Research and development	1,692	1,925	5,214	6,527
Total operating expenses	17,078	18,947	53,930	60,779
Loss from operations	(7,157)	(6,762)	(20,513)	(20,675)
Other expenses:
Foreign exchange loss	57	909	1,155	379
Finance expenses	1,665	1,605	5,785	4,666
Loss on disposal of subsidiaries	—	1	—	77
Loss on debt extinguishment	454	—	11,355	—
Loss before income taxes	(9,333)	(9,277)	(38,808)	(25,797)
Income tax (benefit) expense	(31)	(321)	147	103
Net loss	$(9,302)	$(8,956)	$(38,955)	$(25,900)
Net loss attributable to stockholders of the Company	$(9,286)	$(9,068)	$(39,031)	$(26,134)
Net (loss) income attributable to non-controlling interest	$(16)	$112	$76	$234

Net loss per share:
Basic	$(1.28)	$(1.64)	$(5.96)	$(4.83)
Diluted	$(1.28)	$(1.64)	$(5.96)	$(4.83)
Weighted-average number of shares used in per share calculation:
Basic	7,255	5,527	6,547	5,413
Diluted	7,255	5,527	6,547	5,413

 Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,955)	$(25,900)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,924	3,042
Stock-based compensation	817	1,214
Provision for expected credit losses	869	1,263
Provision for inventory obsolescence	950	760
Finance expenses and accretion	4,150	1,310
Deferred tax expense (recovery)	(275)	14
Loss on sale of subsidiary	—	77
Loss on extinguishment of debt	11,355	—
Loss (gain) on disposal of property and equipment	2	(1)
Changes in operating assets and liabilities:
Accounts receivable short-term and long-term	9,914	11,146
Inventories	3,218	(246)
Prepaid expenses	296	527
Advances to suppliers	1,096	128
Other current assets	712	1,268
Operating right-of-use assets, net	926	1,215
Other long-term assets	(281)	(380)
Trade payables	(1,607)	(913)
Accrued expenses and other current liabilities	(1,583)	(4,483)
Current operating lease liabilities	(183)	(292)
Severance pay funds	147	148
Unearned interest income	(718)	(960)
Long-term operating lease liabilities	(829)	(917)
Other long-term liabilities	(204)	(105)
Net cash used in operating activities	(7,259)	(12,085)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(43)	(89)
Net cash used in investing activities	(43)	(89)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	10	1,109
2023 Multi-Tranche Private Placement, net of costs of $491	—	4,509
2024 Registered Direct Offering shares and warrants, net of costs of $222	976	—
Dividends from subsidiaries paid to non-controlling interest	(126)	(87)
Proceeds from Short-Term Bridge Financing from Madryn, net of costs of $310	3,928	—
2024 Convertible Notes issued to EW, net of costs of $393	1,607	—
Net cash provided by financing activities	6,395	5,531
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(907)	(6,643)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	5,396	11,569
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$4,489	$4,926
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$98	$90
Cash paid for interest	$1,633	$3,356

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange (gain) loss, financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

 The following is a reconciliation of net loss to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of net loss to adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(9,302)	$(8,956)	$(38,955)	$(25,900)
Foreign exchange loss	57	909	1,155	379
Loss on disposal of subsidiaries	—	1	—	77
Loss on debt extinguishment	454	—	11,355	—
Finance expenses	1,665	1,605	5,785	4,666
Income tax (benefit) expense	(31)	(321)	147	103
Depreciation and amortization	971	1,010	2,924	3,042
Stock-based compensation expense	239	364	817	1,214
CEWS (1)	—	—	418	—
Other adjustments (2)	73	752	1,220	2,082
Adjusted EBITDA	$(5,874)	$(4,636)	$(15,134)	$(14,337)

(1) In April 2022, the Canada Revenue Agency (“CRA”) initiated an audit of the Canada Emergency Wage Subsidy Claim (“CEWS”) that the Company filed between 2020-2021. The CRA has currently assessed a denial of CEWS claims made by the Company in 2020 and requesting repayment of $418. The Company disputes the CRA assessment and intends to challenge this matter through the Tax Court or Judicial Review.

(2) For the three and nine months ended September 30, 2024 and September 30, 2023 the other adjustments are represented by restructuring activities designed to improve the Company's operations and cost structure.